EXHIBIT 10.1


                    SUPER FOOD SERVICES, INC.
             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     (As Amended and Restated Effective as of May 18, 1994)


     A. Super Food Services, Inc., a Delaware corporation, (the "Company") has adopted the Retirement Plan For Employees of Super Food Services, Inc., a defined benefit plan qualified under Sec-tion 401(a) of the Internal Revenue Code which provides retirement benefits to employees in specified remuneration and years of service classifications.
     B. By resolution adopted March 8, 1988, the Board of Directors of the Company adopted the Super Food Services, Inc., Excess Benefit Plan (the "Excess Benefit Plan") which is an unfunded, non-qualified plan which restores to certain designated participating employees and their beneficiaries any retirement benefits lost under the Retirement Plan For Employees of Super Food Services, Inc., by reason of the application of Section 415 of the Internal Revenue Code.
     C. By resolution adopted on August 30, 1989, the Board of Directors amended the Excess Benefit Plan to provide that benefits under the Excess Benefit Plan shall be payable to a participant in the event of a participant's death prior to retirement in addition to when a participant continues in the employ of the Company until attaining his or her retirement.
     D. The benefits payable to certain designated participants in the Retirement Plan For Employees of Super Food Services, Inc., are also subject to reduction by reason of the application of
Section 401(a)(17) of the Internal Revenue Code effective for years commencing on and after January 1, 1989.
     E. The Board of Directors deemed it desirable to restore any benefits lost under the Retirement Plan For Employees of Super Food Services, Inc., because of the limitations imposed by Sec-tion 401(a)(17) of the Internal Revenue Code and to accomplish this purpose, the Board of Directors by resolutions adopted on May 18, 1994, further amended the Excess Benefit Plan to restore any benefits lost under the Retirement Plan For Employees of Super Food Services, Inc., by reason of the application of Section 401(a)(17) of the Internal Revenue Code.
     F. By resolutions adopted May 18, 1994, the Board of Directors also changed the name of the Excess Benefit Plan to the Supplemental Executive Retirement Plan and adopted certain other amendments to the Supplemental Executive Retirement Plan and authorized that the Supplemental Executive Retirement Plan as originally adopted and as subsequently amended be recorded and restated in a plan document to read as follows:
     G. Contemporaneously herewith, the Company has established a grantor trust known as the Supplemental Executive Retirement Trust (the "Trust") to hold assets of the Company as a reserve for the complete discharge of its financial obligations under the Supplemental Executive Retirement Plan.
     H. A copy of the agreement establishing the Trust is attached hereto and incorporated by this reference as part of the Supplemental Executive Retirement Plan.
          1. Definitions. Where the following words and phrases appear in this Supplemental Executive Retirement Plan, they shall have the respective meanings set forth below, unless the context clearly indicate to the contrary:
               (a) Beneficiary. The Participant's surviving spouse or such other person or persons either designated by the Participant or the Pension Plan to receive any death benefits payable under the Pension Plan, in accordance with its procedures.
               (b) Board. The persons from time to time elected or appointed and acting as the Board of Directors of the Company.
               (c) Change of Control. The purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either the outstanding Common Shares or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consoli-dation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets.
               (d) Code. The Internal Revenue Code of 1986, as amended from time to time, as construed, interpreted and modified by regulations or rulings promulgated thereunder.
               (e) Company. Super Food Services, Inc., a Delaware corporation, or its successor or successors.
               (f)  Effective Date.  March 8, 1988
               (g) Participant. Any employee of the Company or its subsidiaries who has been designated as a participant in the Supplemental Executive Retirement Plan at any time on or after the effective date by the Board.
               (h) Pension Plan. The Retirement Plan For Employ-ees of Super Food Services, Inc., as from time to time amended.
               (i) Retirement. Termination of employment for any reason (including death) after a Participant has fulfilled all requirements for a Normal, Late or Early Retirement Pension under the terms of the Pension Plan. Retirement shall be considered as commencing on the date as of which the first Normal, Late or Early Retirement Pension payment is made to the Participant.
               (j) Supplemental Plan. Super Food Services, Inc., Supplemental Executive Retirement Plan, the Supplemental Plan set forth herein as amended from time to time. The Supplemental Plan is intended to be an unfunded, non-qualified plan primarily for the purpose of providing deferred compensation to a select group of Participants who are management or highly compensated employees of the Company.

          2. Purpose of Supplemental Plan. It is the express purpose of the Supplemental Plan to provide Participants and their Beneficiaries with deferred compensation on an unfunded basis, in addition to any benefits provided under the Pension Plan and without regard to the limitations imposed upon qualified plans under Section 415 and Section 401(a)(17) of the Code. The Supple-mental Plan is intended to be completely separate from the Pension Plan and shall not be funded or secured in any way or qualified for tax treatment under the Code.
          3. Benefits Payable. (a) The Company shall pay to each Participant or to such Participant's Beneficiary a monthly benefit, the amount of which shall be equal to the difference, if any, between:
                    (i)  The monthly benefit payable to such
               Participant or to his or her Beneficiary in accordance with optional form of benefit selected by Participant or otherwise provided under the Pension Plan; and
                   (ii)  The monthly benefit that would have
               been payable to such Participant or to his or her Beneficiary under the Pension Plan, were it not for the limitations imposed on benefits under the Pension Plan in order to meet the requirements of Section 415 and Sec-tion 401(a)(17) of the Code. Such monthly benefit shall be determined by applying the same actuarial assumptions to a benefit payable in the same optional form commencing on the same payment starting date as the Pension Plan benefit described in Subpara-graph 3(a)(i) above.
               (b) The first benefit payment under the Supplemen-tal Plan shall be made as of the date of the Participant's Retirement under the Pension Plan or as of the date of the Partici-pant's death prior to Retirement while in the employment of the Company, and the last benefit payment shall be made as of the date on which the last payment of a Normal, Late or Early Retirement Pension or other death benefit is made to the Participant or to such Participant's Beneficiary under the Pension Plan. If a Participant's employment should terminate prior to his or her Early Retirement for any reason other than death, no benefits shall be paid under the Supplemental Plan. The payments under the Supple-mental Plan shall be determined actuarially and shall be payable in the same manner, and at the same time and shall be subject to all of the same options, conditions, privileges and restrictions as are applicable to the benefits payable to a Participant or to such Participant's Beneficiary under the Pension Plan.
          4. Accelerated Payment. Upon a Change of Control, as defined herein, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the Change of Control, make an irrevocable contribution to the Supplemental Plan and fund any trust established pursuant to the provisions of Section 7 hereof in an amount (if any) which will cause the total assets held in the trust to equal the present value of benefits payable from the Supplemental Plan to each Participant or his or her Benefic-iary. For purposes of this Section 4 only, the benefit payable from the Supplemental Plan shall be determined as if the Partici-pant terminated employment on the date of Change of Control, retired immediately and commenced receiving benefit payments from the Pension Plan. The present value of the Supplemental Plan benefits shall be determined using the following actuarial assump-tions:
          Interest: The interest rate published by the Pension Benefit Guaranty Corporation for purposes of valuing a benefit payable from a terminating single employer qualified defined benefit plan in the form of an immediate annuity. Such interest rate shall be determined on the first day of the month during which a Change in Control occurs.
          Mortality:  UP 1984
          5. Rights to Benefits. Benefits payable to any Participant under the Supplemental Plan shall not be subject to attachment, garnishment or other legal process by any creditor of any such Participant or his or her Beneficiary, nor shall any such Participant have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefit payments he or she may expect to receive, contingently or otherwise, under the Supplemental Plan.
          6. Participation. (a) The following named individuals are hereby designated as initial Participants in the Supplemental Plan by the Board: Jack Twyman, John Demos, Samuel L. Robinson, Robert F. Koogler, Al Burshtan, Jim Donnelly and Dave Meadows.
               (b) Individual Participants in the Supplemental Plan (other than those individuals specified in paragraph (a) of this Section 6, shall be selected by the Board from key management employees and executives of the Company. The term "employee" shall mean any person (including any officer) employed by the Company who is a member of a select group of management employees or is a highly compensated employee for purposes of Title 2 of the Employee Retirement Income Security Act of 1974, and no employee shall be excluded because he or she is also a director of the Company.
After selection by the Board, each employee who participates in the Supplemental Plan shall be required, as a condition of participa-tion, to execute a copy of a written agreement on a form to be provided by the Board agreeing to be bound by all of the terms and provisions hereof.
          7. Trust. (a) The officers of the Company are autho-rized for and on behalf of and in the name of the Company to establish a trust with a bank or trust company as trustee and to transfer to the trust so established assets which shall be held therein, subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency until paid to the designated participants and their Beneficiaries as trust beneficia-ries under the Supplemental Plan, in such manner and at such times as specified in the Supplemental Plan and in accordance with the terms of the trust.
               (b) The Company may, in its discretion, make contributions to such trust from time to time to fund either projected or actual accrued benefits for the Participants under the Supplemental Plan as trust beneficiaries.
          8. Facility of Payment. Whenever, in the Board's opinion, a Participant entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability, or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Board may make payments to such person, or to his or her legal representative for his or her benefit, or the Board may apply the payment for the benefit of such person in such manner as the Board considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this paragraph shall be a complete discharge of any liability for the making of such payment under the provisions of the Supplemental Plan.
          9. Small Pensions. If a benefit payable hereunder is less than Seventy Five Dollars ($75.00) per month, the Board may, in its discretion, direct that in lieu of such benefit, the actuar-ial equivalent thereof be paid to the Participant in a lump sum, or in a series of uniform monthly, quarterly or annual amounts for life or for a designated period of time.
          10. Administration. The Supplemental Plan shall be administered by the Board, or by such person or persons as the Board shall from time to time appoint. The Board may make such rules and decisions as it deems necessary or desirable for the administration of the Supplemental Plan, and any rule or decision of the Board which is not inconsistent with the provisions of the Supplemental Plan shall be conclusive and binding upon all persons affected by it and there shall be no appeal from any ruling by the Board which is within its authority. The Board shall be reimbursed by the Company for any costs incurred by it in administering the Supplemental Plan.
          11. Funding. All benefits payable hereunder, and all costs of administering the Supplemental Plan, shall be paid solely as required out of the general assets of the Company. The Company may, at its discretion, acquire an insurance policy or policies insuring the life of any Participant in the Supplemental Plan from which it may satisfy its obligations to make benefit payments pursuant to the Supplemental Plan.
          12. Limitation of Liability. It is expressly understood and agreed by each Participant in the Supplemental Plan that neither the Board, nor any member thereof, nor any person appointed by the Board to administer the Supplemental Plan, shall be subject to any legal liability to any Participant hereunder for any cause, reason or thing whatsoever in connection with this Supplemental Plan, and each Participant hereby releases the Board, its members and agents, from any and all liability or obligation hereunder.
          13. Amendment and Termination. The Board may, in its discretion, amend the Supplemental Plan from time to time, and may by resolution terminate the Supplemental Plan at any time, in whole or in part; provided that no amendment shall reduce any Partici-pant's accrued benefit at the time of such amendment or change the terms and conditions of the payment thereof.
          14. Miscellaneous. (a) Nothing contained in the Supplemental Plan shall be construed as a contract of employment between the Company and any Participants, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the rights of the Company to discharge any Participant, with or without cause, except such limitations or restrictions that may be contained in any other agreement between any Participant and the Company, including without limitation, any employment agreement between any Participant and the Company.
               (b) The Supplemental Plan shall be construed according to the laws of the State of Ohio provided, that nothing in this paragraph shall be construed as placing any restriction upon the Company, acting pursuant to the Supplemental Plan, to take any action, or to incur any liability which it is authorized to take or incur under its certificate of incorporation or by-laws or under the laws of the state in which it is incorporated.
               (c) The Participants and their Beneficiaries shall be entitled to receive attorneys' fees, costs and expenses incurred in enforcing their rights under the Supplemental Plan (which fees, costs and expenses shall be paid on a current basis if the enforce-ment action is due to the Company's nonpayment or nonprovision of benefits under the Supplemental Plan).
               (d) The Supplemental Plan shall be binding upon and inure to the benefit of the Participants, their respective Beneficiaries, heirs, personal representatives, successors and assigns and the Company and any successor corporation or other entity which may acquire all or substantially all of the Company's assets and business, whether by reason of merger, consolidation, purchase or otherwise.
               (e) Nothing in the Supplemental Plan shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Participant to participate in any pension, profit-sharing or other employee benefit plan the Company may now or hereafter provide.
     To record the Amended and Restated Supplemental Executive Retirement Plan as set forth above, the Company has caused the Amended and Restated Supplemental Executive Retirement Plan to be signed and attested on its behalf by its duly authorized represen-tatives this 18th day of May, 1994.
                                 SUPER FOOD SERVICES, INC., a
                                 Delaware corporation


                                 By______________________________
                                        Chairman of the Board


                                 Attest:
                                              Secretary